Exhibit 99.1

Staples, Inc. Announces First Quarter 2016 Performance

FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 18, 2016--Staples, Inc. (Nasdaq: SPLS) announced today the results for its first quarter ended April 30, 2016. Total company sales for the first quarter of 2016 were $5.1 billion, a decrease of three percent compared to the first quarter of 2015. On a GAAP basis, the company reported net income of $41 million, or $0.06 per diluted share. First quarter 2016 results on a GAAP basis include pre-tax charges of $66 million primarily related to costs associated with the proposed acquisition of Office Depot and store closures, and $32 million related to the pending sale of the company’s Print Solutions business.

Total company sales for the first quarter of 2016 decreased one percent compared to the first quarter of 2015 after excluding the impact of changes in foreign exchange rates and store closures during the past year. Excluding the impact of charges taken during the first quarter of 2016, the company reported non-GAAP net income of $109 million, or $0.17 per diluted share, versus first quarter 2015 non-GAAP net income of $109 million, or $0.17 per diluted share.

“We delivered a solid first quarter and we made good progress on our critical priorities,” said Ron Sargent, Staples’ chairman and chief executive officer. “We grew sales in key categories beyond office supplies, drove growth in our mid-market contract business, and improved customer conversion in stores and online. We plan to build on our momentum as we pursue our strategic plan to enhance long-term value.”

First Quarter 2016 Highlights

  Reduced total company selling, general and administrative expense as a percentage of sales by 28 basis points on a GAAP basis, or 44 basis points on a non-GAAP basis after excluding charges of $24 million during the first quarter of 2016 and $15 million during the first quarter of 2015.
  Improved total company operating income rate by 27 basis points on a GAAP basis, or 14 basis points on a non-GAAP basis after excluding charges of $67 million during the first quarter of 2016 and $75 million during the first quarter of 2015.
  Grew sales in North American Commercial one percent on a local currency basis.
  Grew operating income in North American Commercial by $14 million and improved operating income rate by 63 basis points.
  Generated operating cash flow of $276 million and invested $44 million in capital expenditures resulting in free cash flow of $232 million.
  Closed 14 stores in North America as part of a previously announced plan to close approximately 50 stores in North America during 2016.
First Quarter 2016 Financial Summary
	First Quarter
(dollar amounts in millions, except per share data)	2016	2015	Change
Total company sales	$5,101	$5,262	-3.1%
Total company sales growth excluding the impact of store closures and changes in foreign exchange rates*			-1.2%

GAAP operating income	$108	$98	$10
Non-GAAP operating income*	$175	$173	$2

GAAP operating income rate	2.1%	1.9%	27 basis points
Non-GAAP operating income rate*	3.4%	3.3%	14 basis points

GAAP net income	$41	$59	-$18
Non-GAAP net income*	$109	$109	$0

GAAP earnings per diluted share	$0.06	$0.09	-33%
Non-GAAP earnings per diluted share*	$0.17	$0.17	0%

*Indicates a non-GAAP measure. Refer to “Presentation of Non-GAAP Information” and the accompanying reconciliations for more detailed information about these non-GAAP measures.

Total company non-GAAP operating income rate increased 14 basis points to 3.4 percent from the rate of 3.3 percent achieved during the first quarter of 2015. This increase reflects reduced labor and marketing expense. This was partially offset by lower product margin rate in International Operations.

The company ended the quarter with $2.0 billion in liquidity, including $946 million in cash and cash equivalents.

North American Stores and Online
	First Quarter
(dollar amounts in millions)	2016	2015	Change
Sales	$2,247	$2,372	-5.2%
Comparable sales*			-3%
Comparable store sales			-4%
Staples.com local currency sales growth			1%

Operating income	$62	$75	-$13
Operating income rate	2.8%	3.2%	-40 basis points

*Comparable sales includes comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates.

Sales for the first quarter of 2016 were $2.2 billion, a decrease of five percent compared to the first quarter of 2015. Store closures negatively impacted first quarter 2016 sales growth by approximately two percent. Sales growth was also negatively impacted by approximately one percent due to changes in foreign exchange rates. Comparable sales, which combines comparable store sales and Staples.com sales growth excluding the impact of changes in foreign exchange rates, decreased three percent versus the prior year. Sales declines in business machines, technology accessories, computers and mobility, and ink and toner were partially offset by growth in furniture, office supplies, facilities supplies, and copy and print. Comparable store sales decreased four percent, reflecting a two percent decline in average order size and a two percent decline in traffic versus the prior year. Staples.com sales were flat in U.S. dollars and grew one percent on a local currency basis during the first quarter of 2016.

Operating income rate decreased 40 basis points to 2.8 percent compared to the first quarter of 2015. This primarily reflects the negative impact of lower sales on fixed expenses and lower product margin rate in Staples.com. This was partially offset by reduced marketing expense, improved retail product margin rate, and savings related to a reduction in headcount versus the prior year.

North American Commercial
	First Quarter
(dollar amounts in millions)	2016	2015	Change
Sales	$2,116	$2,108	0.3%

Operating income	$148	$134	$14
Operating income rate	7.0%	6.4%	63 basis points

Sales for the first quarter of 2016 were $2.1 billion, flat in U.S. dollars or an increase of one percent on a local currency basis compared to the first quarter of 2015. This primarily reflects growth in promotional products, facilities supplies, and breakroom supplies, partially offset by declines in ink and toner, and paper.

Operating income rate increased 63 basis points to 7.0 percent compared to the first quarter of 2015. This improvement primarily reflects lower labor costs and marketing expense.

International Operations
	First Quarter
(dollar amounts in millions)	2016	2015	Change
Sales	$738	$782	-5.6%

Operating income	-$18	-$20	$2
Operating income rate	-2.4%	-2.5%	13 basis points

Sales for the first quarter of 2016 were $738 million, a decrease of six percent in U.S. dollars or three percent on a local currency basis compared to the first quarter of 2015. This was primarily driven by sales declines in Europe, partially offset by double-digit growth in China. Comparable store sales in Europe declined nine percent during the first quarter of 2016, primarily reflecting a decrease in traffic versus the prior year.

Operating income rate for International Operations increased 13 basis points to an operating loss of 2.4 percent compared to the first quarter of 2015. This reflects improvement in Australia, China, and Europe.

Outlook

For the second quarter of 2016, the company expects sales to decrease versus the second quarter of 2015. The company expects to achieve fully diluted non-GAAP earnings per share in the range of $0.11 to $0.13 for the second quarter of 2016. The company’s earnings guidance excludes costs related to the company’s proposed acquisition of Office Depot and costs associated with the termination of the Office Depot merger agreement, as well as the impact of ongoing store closures. For the full year 2016, the company expects to generate approximately $600 million of free cash flow excluding the impact of payments associated with financing for the proposed acquisition of Office Depot and costs associated with the termination of the Office Depot merger agreement. The company plans to close at least 50 stores in North America in 2016.

Presentation of Non-GAAP Information

This press release presents certain results with and without restructuring and related charges, long-lived asset impairment, gains and losses related to the sale of businesses and assets, and costs related to the proposed acquisition of Office Depot. This press release also presents certain results both with and without the impact of fluctuations in foreign currency exchange rates and with and without the impact of store closures. The presentation of these results, as well as the presentation of free cash flow, are non-GAAP financial measures that should be considered in addition to, and should not be considered superior to, or as a substitute for, the presentation of results determined in accordance with GAAP. Management believes that the non-GAAP financial measures enable management and investors to understand and analyze the company’s performance by providing meaningful information that facilitates the comparability of underlying business results from period to period. Management uses these non-GAAP financial measures to evaluate the operating results of the company’s business against prior year results and its operating plan, and to forecast and analyze future periods. Management recognizes there are limitations associated with the use of non-GAAP financial measures as they may reduce comparability with other companies that use different methods to calculate similar non-GAAP measures. Management generally compensates for these limitations by considering GAAP as well as non-GAAP results. In addition, management provides a reconciliation to the most comparable GAAP financial measure. With respect to earnings per share and free cash flow, financial guidance on a GAAP basis has not been provided given that current estimates for charges to be incurred related to the closure of North American retail stores, and the potential related impact on cash flow cannot be reasonably estimated.

Today's Conference Call

The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

About Staples

Staples retail stores and Staples.com help small business customers make more happen by providing a broad assortment of products, expanded business services and easy ways to shop, all backed with a lowest price guarantee. Staples offers businesses the convenience to shop and buy how and when they want - in store, online, via mobile or though social apps. Staples.com customers can either buy online and pick-up in store or ship for free from Staples.com with Staples Rewards minimum purchase. Expanded services also make it easy for businesses to succeed with in-store Business Centers featuring shipping services and products, copying, scanning, faxing and computer work stations, Tech Services, full-service Print & Marketing Services, Staples Merchant Services, small business lending and credit services.

Staples Business Advantage, the business-to-business division of Staples, Inc., helps mid-market, commercial and enterprise-sized customers make more happen by offering a curated assortment of products and services combined with deep expertise, best-in-class customer service, competitive pricing and state-of-the art-ecommerce site. Staples Business Advantage is the one-source solution for all things businesses need to succeed, including office supplies, facilities cleaning and maintenance, breakroom snacks and beverages, technology, furniture, interior design and Print & Marketing Services. Headquartered outside of Boston, Staples, Inc. operates throughout North and South America, Europe, Asia, Australia and New Zealand. More information about Staples (NASDAQ: SPLS) is available at www.staples.com.

Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under “Outlook” and other statements regarding our future business and financial performance. Any statements contained in this news release that are not statements of historical fact should be considered forward-looking statements. You can identify forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative, although not all forward-looking statements include such words. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections which involve substantial uncertainty and risk, including the review of our assessments by our outside auditor and changes in management’s assumptions and projections. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to our ability to meet the changing needs of our customers; our ability to successfully transform our business; industry, operating and competitive pressures and global economic conditions, including their impact on prices and demand for our products and services, our financial condition and our results of operations; risks related to international operations and fluctuations in foreign exchange rates; compromises of our information security; changes in our effective tax rate; our ability to retain qualified employees; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks; and factors discussed or referenced in our Annual Report on Form 10-K filed on March 6, 2015, as well as our quarterly reports on Form 10-Q filed with the SEC since the 10-K, under the heading “Risk Factors” and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Millions, Except Share Data)
(Unaudited)

	April 30, 2016	January 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$946	$825
Receivables, net	1,846	1,899
Merchandise inventories, net	2,082	2,078
Prepaid expenses and other current assets	415	310
Total current assets	5,289	5,112

Net property and equipment	1,552	1,586
Intangible assets, net of accumulated amortization	264	274
Goodwill	2,668	2,653
Restricted cash	2,500	—
Other assets	542	547
Total assets	$12,815	$10,172
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,031	$1,894
Accrued expenses and other current liabilities	1,272	1,353
Debt maturing within one year	17	17
Total current liabilities	3,320	3,264

Long-term debt, net of current maturities	3,489	1,018
Other long-term obligations	517	506

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $.0006 par value, 2,100,000,000 shares authorized; issued and outstanding 947,528,396 and 646,287,207 shares at April 30, 2016 and 946,964,792 and 645,723,603 shares at January 30, 2016	1	1
Additional paid-in capital	5,017	5,010
Accumulated other comprehensive loss	(982)	(1,116)
Retained earnings	6,864	6,900
Less: Treasury stock at cost, 301,241,189 shares at April 30, 2016 and January 30, 2016.	(5,419)	(5,419)
Total Staples, Inc. stockholders’ equity	5,481	5,376
Noncontrolling interests	8	8
Total stockholders’ equity	5,489	5,384
Total liabilities and stockholders’ equity	$12,815	$10,172

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income
(Amounts in Millions, Except Per Share Data)
(Unaudited)

	13 Weeks Ended
	April 30, 2016	May 2, 2015
Sales	$5,101	$5,262
Cost of goods sold and occupancy costs	3,813	3,915
Gross profit	1,288	1,347
Operating expenses:
Selling, general and administrative	1,122	1,172
Impairment of long-lived assets	—	22
Restructuring charges	11	41
Amortization of intangibles	15	17
Total operating expenses	1,148	1,252

(Loss) gain related to sale of businesses and assets, net	(32)	3

Operating income	108	98

Other income (expense):
Interest income	2	1
Interest expense	(42)	(16)
Other income (expense), net	3	1
Income before income taxes	71	84
Income tax expense	30	25
Net income	$41	$59

Earnings Per Common Share:
Basic Earnings Per Common Share	$0.06	$0.09
Diluted Earnings Per Common Share	$0.06	$0.09

Dividends declared per common share	$0.12	$0.12

Comprehensive income	$175	$82

STAPLES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended
	April 30, 2016	May 2, 2015
Operating Activities:
Net income	$41	$59
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	98	101
Amortization of intangibles	15	17
Loss (gain) related to sale of businesses and assets, net	32	(3)
Interest paid from restricted cash account, net	19	—
Impairment of long-lived assets	—	22
Stock-based compensation	17	16
Deferred income tax expense	6	—
Other	3	3
Changes in assets and liabilities:
Decrease in receivables	48	69
Increase in merchandise inventories	(17)	(53)
Decrease (increase) in prepaid expenses and other assets	9	(34)
Increase in accounts payable	117	155
Decrease in accrued expenses and other liabilities	(121)	(67)
Increase in other long-term obligations	9	15
Net cash provided by operating activities	276	300

Investing Activities:
Acquisition of property and equipment	(44)	(60)
Proceeds from the sale of property and equipment	—	6
Increase in restricted cash	(55)	—
Acquisition of businesses, net of cash acquired	—	(9)
Net cash used in investing activities	(99)	(63)

Financing Activities:
Proceeds from the exercise of stock options	—	3
Proceeds from borrowings	—	1
Payments on borrowings, including payment of deferred financing fees and capital lease obligations	(5)	(5)
Cash dividends paid	(78)	(76)
Repurchase of common stock	(3)	(1)
Net cash used in financing activities	(86)	(78)
Effect of exchange rate changes on cash and cash equivalents	30	9
Net increase in cash and cash equivalents	121	168
Cash and cash equivalents at beginning of period	825	627
Cash and cash equivalents at the end of the period	$946	$795

STAPLES, INC. AND SUBSIDIARIES
Segment Reporting
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended
	April 30, 2016	May 2, 2015
	Sales
North American Stores & Online	$2,247	$2,372
North American Commercial	2,116	2,108
International Operations	738	782
Total segment sales	$5,101	$5,262

	Business Unit Income (Loss)
North American Stores & Online	$62	$75
North American Commercial	148	134
International Operations	(18)	(20)
Business unit income	192	189
Stock-based compensation	(17)	(16)
Impairment of long-lived assets	—	(22)
Restructuring charges	(11)	(41)
Accelerated depreciation related to restructuring activities	—	(4)
(Loss) gain related to sale of businesses and assets, net	(32)	3
Interest and other expense, net	(37)	(14)
Merger-related costs	(24)	(11)
Income before income taxes	$71	$84

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Income Statement Disclosures
(Dollar Amounts in Millions, Except Per Share Data)
(Unaudited)

For the non-GAAP measures related to results of operations, reconciliations to the most directly comparable GAAP measures are shown below (amounts in millions, except per share data):
	13 Weeks Ended
	April 30, 2016
	GAAP	Restructuring charges	Loss related to sale of business	Merger- related costs	Non-GAAP
Selling, general and administrative expenses	$1,122	$—	$—	$(24)	$1,098

Operating income	108	11	32	24	175
Interest and other expense, net	37			(31)	6
Income before income taxes	71				169

Income tax (benefit) expense	30				30
Adjustments	—				30
Adjusted income tax (benefit) expense	30				60

Net income	$41				$109

Effective tax rate	42.2%				35.5%

Diluted earnings per common share	$0.06				$0.17

	13 Weeks Ended
	May 2, 2015
	GAAP	Restructuring Charges	Accelerated Depreciation	Impairment of long-lived assets	Gain on sale of assets, net	Merger-related costs	Non-GAAP
Selling, general and administrative expenses	$1,172	$—	$(4)	$—	$—	$(11)	$1,157

Operating income	98	41	4	22	(3)	11	173
Interest and other expense, net	14					(4)	10
Income before income taxes	84						163

Income tax expense	25						25
Adjustments	—						29
Adjusted income tax expense	25						54

Net income	59						109

Effective tax rate	30.1%						33.5%

Diluted earnings per common share	$0.09						$0.17

Note that certain percentage figures shown in the tables above may not recalculate due to rounding.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(Dollar amounts in Millions)
(Unaudited)

Staples.com Sales Growth
	First quarter of fiscal 2016	First quarter of fiscal 2015	Change
GAAP sales	$597	$596	$1
GAAP sales growth	0.2%

Impact of changes in exchange rates	$6

Non-GAAP sales	$603	$596	$7
Non-GAAP sales growth	1.2%

	13 Weeks Ended April 30, 2016
	Sales Growth GAAP	Impact of Local Currency	Sales Growth on a Local Currency Basis
Sales:
North American Stores & Online	(5.2)%	(1.2)%	(4.0)%
North American Commercial	0.3%	(0.4)%	0.7%
International Operations	(5.6)%	(2.4)%	(3.2)%
Total sales	(3.1)%	(1.1)%	(2.0)%

This presentation refers to growth rates in local currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of Staples' business performance. To present this information, current period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the prior year average monthly exchange rates.

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Sales Growth
(continued)
(Unaudited)
13 Weeks Ended April 30, 2016
GAAP sales growth	(3.1)%
Impact of change in exchange rates	(1.1)%
Impact of store closures	(0.8)%
Non-GAAP sales growth	(1.2)%

STAPLES, INC. AND SUBSIDIARIES
Reconciliation of Free Cash Flow Disclosures
(Amounts in Millions)
(Unaudited)

	13 Weeks Ended
	April 30, 2016	May 2, 2015
Net cash provided by operating activities	$276	$300
Acquisition of property and equipment	(44)	(60)
Free cash flow	$232	$240

Free cash flow is not defined under U.S. GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. The company defines free cash flow as net cash provided by operating activities less capital expenditures. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The company believes free cash flow is a useful measure of performance and uses this measure as an indication of the company's ability to generate cash and invest in its business.

CONTACT:
Staples, Inc.
Media Contact:
Mark Cautela, 508-253-3832
or
Investor Contact:
Chris Powers/Scott Tilghman, 508-253-4632/1487